SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                        SOFTKEY INTERNATIONAL INC.
            (Exact Name of Registrant as Specified in its Charter)

                                 Delaware
        (State or Other Jurisdiction of Incorporation or Organization)

                               94-2562108
                  (I.R.S. Employer Identification No.)

         One Athenaeum Street, Cambridge, Massachusetts   02142
        (Address of Principal Executive Offices)         (Zip Code)

         THE LEARNING COMPANY INCENTIVE STOCK OPTION, NONQUALIFIED
           STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN--1990

                THE LEARNING COMPANY 1986 STOCK OPTION PLAN
                        (Full Title of the Plan)

                            Michael J. Perik
            Chairman of the Board and Chief Executive Officer
                       SoftKey International Inc.
           One Athenaeum Street, Cambridge, Massachusetts  02142

                (Name and Address of Agent for Service)

                            (617) 494-1200
       Telephone Number, Including Area Code, of Agent for Service

                    CALCULATION OF REGISTRATION FEE

                                       Proposed        Proposed
Title of Securities      Amount        Maximum         Maximum       Amount of
       to be              to be        Offering       Aggregate    Registration
    Registered         Registered     Price Per     Offering Price      Fee
                                        Share            (1)
________________________________________________________________________________

Common Stock, par       3,123,290          (1)       $25,356,338.42   $8,743.57
value $.01 per share    shares

   (1) With respect to 3,120,290 shares, the offering price is computed pursuant to paragraph (h) of Rule 457 under the Securities Act of 1933, as amended, on the basis of the varying prices at which the options may be exercised, with the maximum such exercise price being $23.47. With respect to 3,000 shares as to which the offering price is not known, the offering price per share is estimated at $22.25 solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the Registrant's Common Stock reported on the Nasdaq National Market on January 5, 1996.



                                  PART II

        ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

             There is incorporated herein by reference (i) the Annual Report on Form 10-K of SoftKey International Inc. (the "Registrant") (File No. 0-13069) for the fiscal year ended December 31, 1994, (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994, (iii) the description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's registration statement filed pursuant to Section 12(g) of the Exchange Act and (iv) any amendment or report filed with the Securities and Exchange Commission (the "Commission") for the purpose of updating such description.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

        ITEM 4.  DESCRIPTION OF SECURITIES.

             Not Applicable.

        ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             The validity of the Common Stock offered hereby will be passed upon for the Registrant by Neal S. Winneg, General Counsel of the Registrant. Mr. Winneg owns options to purchase an aggregate of 69,375 shares of Common Stock, which are or become exercisable in periodic installments through June 1998.

        ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

             Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             Section 8 of the Registrant's Restated Certificate of Incorporation provides for elimination of directors' personal liability and indemnification as follows:

             "8. LIMITATION OF LIABILITY AND INDEMNIFICATION OF
        DIRECTORS

             8.1  ELIMINATION OF CERTAIN LIABILITIES OF DIRECTORS.
        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

             8.2       INDEMNIFICATION AND INSURANCE

                  8.2.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to its fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  8.2.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

                  8.2.3 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law."

             SoftKey has purchased directors' and officers' liability insurance which would indemnify the directors and officers of SoftKey against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

        ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

             Not Applicable.




        ITEM 8.   EXHIBITS.

        EXHIBIT
        NUMBER                        DESCRIPTION

        4.1*                 Restated Certificate of Incorporation
                             of the Registrant

        4.2**                Bylaws of the Registrant, as amended

        5                    Opinion of Neal S. Winneg, Esq.

        23.1                 Consent of Coopers & Lybrand L.L.P.,
                             Independent Accountants

        23.2                 Consent of Arthur Andersen LLP,
                             Independent Accountants

        23.3                 Consent of KPMG Peat Marwick LLP,
                             Independent Accountants

        23.4                 Consent of Deloitte & Touche LLP,
                             Independent Accountants

        23.5                 Consent of Price Waterhouse LLP,
                             Independent Accountants

        23.6                 Consent of Neal S. Winneg, Esq.
                             (contained in the opinion filed as
                             Exhibit 5 to this Registration
                             Statement)

        24                   Power of Attorney (included on the
                             signature page of the Registration
                             Statement)

        *Incorporated herein by reference to exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 1995 (File No. 0-13069).

        **Incorporated herein by reference to exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-13069).



        ITEM 9.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)    to include any prospectus required by
                         Section 10(a)(3) of the Securities Act of
                         1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

             2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES

                  Pursuant to the requirements of the Securities
        Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts on January 9, 1996.

                                 SOFTKEY INTERNATIONAL INC.

                                 By:  /s/ Michael J. Perik
                                    _________________________________
                                    Michael J. Perik
                                    Chairman of the Board and
                                      Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Neal S. Winneg and R. Scott Murray and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

        Signature              Title                 Date

        /s/ Michael J. Perik   Chairman of the       January 9, 1996
        ____________________   Board and Chief
        Michael J. Perik       Executive Officer
                               (principal executive
                               officer)

        /s/ R. Scott Murray    Chief Financial       January 9, 1996
        ____________________   Officer
        R. Scott Murray        (principal financial
                               and accounting
                               officer)

        /s/ Kevin O'Leary      President and         January 9, 1996
        ____________________   Director
        Kevin O'Leary


                               Director              January      , 1996
        ____________________
        Michael Bell

                               Director              January      , 1996
        ____________________
        James C. Dowdle

        /s/ Robert Gagnon      Director              January 9, 1996
        ____________________
        Robert Gagnon

        /s/ Robert Rubinoff    Director              January 9, 1996
        ____________________
        Robert Rubinoff

                               Director              January      , 1996
        ____________________
        Scott M. Sperling


                               EXHIBIT INDEX

        Exhibit
        Number                                         Page No.

        4.1*        Restated Certificate of
                    Incorporation of the Registrant

        4.2**       Bylaws of the Registrant, as
                    amended
        5           Opinion of Neal S. Winneg, Esq.

        23.1        Consent of Coopers & Lybrand
                    L.L.P., Independent Accountants
        23.2        Consent of Arthur Andersen LLP,
                    Independent Accountants

        23.3        Consent of KPMG Peat Marwick LLP,
                    Independent Accountants

        23.4        Consent of Deloitte & Touche LLP,
                    Independent Accountants
        23.5        Consent of Price Waterhouse LLP,
                    Independent Accountants

        23.6        Consent of Neal S. Winneg, Esq.
                    (contained in the opinion filed
                    as Exhibit 5 to this Registration
                    Statement)

        24          Power of Attorney (included on
                    the signature page of the
                    Registration Statement)

        *Incorporated herein by reference to exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 1995 (File No. 0-13069).

        **Incorporated herein by reference to exhibit filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-13069).




          Exhibit 5

                                        January 8, 1996

          SoftKey International Inc.
          One Athenaeum Street
          Cambridge, MA 02142

               Re:  Registration Statement on Form S-8

          Ladies and Gentlemen:

               I am Vice President and General Counsel of SoftKey International Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), 3,123,290 shares (the "Shares") of common stock of the Company, par value $.01 per share, issuable upon the exercise of options granted under The Learning Company Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan--1990 (the "1990 Plan") and The Learning Company 1986 Stock Option Plan (the "1986 Plan").

               In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the 1990 Plan, (iii) the 1986 Plan, (iv) the Restated Certificate of Incorporation and the Bylaws of the Company, as amended, each as currently in effect,
          (v) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

               I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

               Based upon and subject the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when Shares have been paid for and certificates therefor have been issued and delivered upon exercise of options in accordance with the terms of the 1990 Plan or the 1986 Plan as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

                I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the commission promulgated thereunder.

               This opinion is furnished by me, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                   Very truly yours,

                                   /s/ Neal S. Winneg
                                   _________________________________
                                   Neal S. Winneg
                                   General Counsel



                                                            Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

               We consent to the inclusion in the registration statement of SoftKey International Inc. on Form S-8 of our report dated March 3, 1995, on our audit of the consolidated financial statements and financial statement schedule of SoftKey International Inc. as of December 31, 1994 and for the year then ended, which report is included in the Annual Report on Form 10-K.

                                   /s/  Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.

          Boston, Massachusetts
          January 8, 1996



                                                       EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1995 included in SoftKey International Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.

                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP

          Boston, Massachusetts
          January 8, 1996



                                                       Exhibit 23.3

                       CONSENT OF INDEPENDENT AUDITORS

          The Board of Directors and Stockholders
          SoftKey International Inc.
          (formerly WordStar International Incorporated):

          We consent to incorporation by reference in the registration statement on Form S-8 of SoftKey International Inc. for The Learning Company Incentive Stock Option, Nonqualified Stock Option and Restricted Purchase Plan - 1990 and The Learning Company 1986 Stock Option Plan, of our report dated September 13, 1993, relating to the consolidated balance sheet of WordStar International Incorporated and subsidiaries as of June 30, 1993, and their related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 1993, and the related schedule, which report appears in the December 31, 1994 annual report on Form 10-K of SoftKey International Inc.

                                   /s/ KPMG Peat Marwick LLP


          San Francisco, California
          January 8, 1996




                                                       Exhibit 23.4

                        INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of SoftKey International Inc. on Form S-8 of the report of Deloitte & Touche dated September 30, 1992 (except for Note 12, for which the date is October 12, 1992) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to an uncertainty in connection with an arbitration proceeding) relating to the financial statements of Spinnaker Software Corporation (not presented separately herein).

          /s/ Deloitte & Touche LLP

          Boston, Massachusetts
          January 8, 1996



                                                       Exhibit 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SoftKey International Inc. of our report dated September 28, 1993, except as to Note 12 which is as of December 3, 1993, relating to the consolidated financial statements of Spinnaker Software Corporation, appearing on page 27 of the Annual Report on Form 10-K for the year ended
          December 31, 1994.

          /s/ Price Waterhouse LLP

          PRICE WATERHOUSE LLP

          Boston, Massachusetts
          January 8, 1996